SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
February 20, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 20, 2008, Environmental Tectonics Corporation (the “Company”) received a proposal from an affiliate of H. F. Lenfest (“Lenfest”) to purchase all of the publicly traded shares of the common stock of the Company not owned by Lenfest at the time the acquisition is consummated. H. F. Lenfest is a member of the Board of Directors of the Company and beneficially owns 48.7% of the common stock outstanding. In connection with the proposal, H. F. Lenfest filed Amendment No. 6 to Schedule 13D with the Securities and Exchange Commission.
     The Board of Directors of the Company has formed a committee comprised of independent directors to evaluate the proposal. The transaction committee is in the process of engaging a financial advisor to assist the transaction committee in evaluating the proposal. The transaction committee will evaluate the proposal and make a recommendation with respect to the proposal to the Company’s Board of Directors.
     A copy of the press release announcing receipt of the proposal is attached hereto as Exhibit 99.1 and a copy of the proposal letter is attached hereto as Exhibit 99.2, each of which is incorporated by reference.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

99.1	Press Release dated February 22, 2008.

99.2	Proposal letter dated February 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: February 22, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

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